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                                                                     EXHIBIT 5.2

       [LETTERHEAD OF BEGHIN & FEIDER IN ASSOCIATION WITH ALLEN & OVERY]

Tyco International Group S.A.
6, avenue Emile Reuter
Second Floor
L- 2420 Luxembourg

Luxembourg, July 23, 2001
MF/kl/2000704/LU 12841

Ladies and Gentlemen:

    We have acted as legal advisers in the Grand-Duchy of Luxembourg ("Luxembourg") to Tyco International Group S.A. (the "Issuer"), a limited liability company (SOCIETE ANONYME) now organized under the laws of Luxembourg but formerly a company named "Velum Limited" organized under the laws of Gibraltar which transferred its registered and principal office to Luxembourg on March 30th 1998. We are giving this opinion in connection with the filing by Tyco International Ltd., a Bermuda company ("Tyco"), and the Issuer, with the United States Securities and Exchange Commission of a registration statement on Form S-3 (the "Additional Registration Statement") for an aggregate initial offering price not to exceed US$300,000,000. The Issuer and Tyco previously filed a registration statement (File Nos. 333-44100 and 333-44100-01) (as amended, the "Registration Statement") that relates to the Issuer's
(i) unsecured debt securities (the "Initial Debt Securities"), (ii) the guarantees (the "Initial Guarantees") of the Initial Debt Securities by Tyco and
(iii) the Tyco common shares that may be issued upon conversion or exchange of the Initial Debt Securities (the "Initial Common Shares"), to be issued from time to time pursuant to Rule 415 under the United States Securities Act of 1933, as amended (the "Securities Act"), for an aggregate initial offering price not to exceed US$3,500,000,000. The Initial Debt Securities are to be issued in one or more series pursuant to Indentures among the Issuer, Tyco (as Guarantor) and the trustees thereunder.

    The Additional Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act with respect to the Registration Statement to register additional securities in an amount and at a price that represents no more than 20% of the amount of the maximum aggregate offering price set forth in the Registration Statement that remains available for issuance. In connection with the Additional Registration Statement certain legal matters related to the registration of additional debt securities registered pursuant to the Additional Registration Statement (the "Additional Debt Securities") are being passed upon for the Issuer by us.

    We have examined copies of the following documents:

        (a) the Additional Registration Statement;

        (b) the Registration Statement;

        (c) the minutes of the extraordinary general meeting of shareholders of the Issuer held in notarial form before the notary Jean-Joseph Wagner on March 30(th), 1998 (the "Notarial Deed");

        (d) the restated articles of association of the Issuer in a version, dated March 30, 1998, published in the Official Gazette (Memorial) C-N(o)
    474 of June 29(th), 1998, an amendment to the articles of association of the Issuer by way of a notarial deed dated July 6(th), 1998 and published in the Official Gazette (Memorial) C-N(o) 733 of October 10(th), 1998, and an amendment to the articles of association of the Issuer by way of a notarial deed dated October 22(nd), 1998, published in the Official Gazette
    (Memorial) C-N(o) 44 of January 26(th), 1999, and an amendment to the articles of association of the Issuer by way of a notarial deed dated December 4(th), 1998, published in the Official Gazette (Memorial) C-N(o)
    144 of March 5(th), 1999, and an amendment to the articles of association of the Issuer by way of a
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    notarial deed dated June 14(th), 1999, and published in the Official Gazette
    (Memorial) C-N(o) 692 of September 16(th), 1999;

        (e) an excerpt from the trade and company register at the district court in Luxembourg;

        (f) the board of directors' resolutions of the Issuer dated March 2, 1999 and July 23, 2001, resolving INTER ALIA the issue of the Initial Debt Securities and the Additional Debt Securities, the entry into any and all contractual documents in connection therewith (the "Agreements") and the filing of the Registration Statement and the Additional Registration Statement; and

        (g) all other relevant corporate documents of the Issuer and such further documents and matters of law as we have considered necessary or appropriate for the rendering of this opinion.

    For the purposes of this opinion, we have assumed with your consent, and we have not verified independently, the following:

    (i) the genuineness of all the signatures and documents submitted to us as originals and the conformity to the originals thereof of the Additional Registration Statement, the Registration Statement and other documents in respect of the Initial Debt Securities and the Additional Debt Securities submitted to us as copies or specimens;

    (ii) the due authorization, execution and delivery of all documents in respect of the Initial Debt Securities and the Additional Debt Securities by all the parties thereto (other than the Issuer), as well as the power, authority and legal right of all the parties thereto (other than the Issuer) to enter into, execute, deliver and perform their respective obligations thereunder, and compliance with all applicable laws and regulations, other than Luxembourg law;

   (iii) that all authorizations and consents of any country other than Luxembourg which may be required in connection with the execution, delivery and performance of the Agreements and other documents, including the Additional Registration Statement and the Registration Statement, in respect of the issue of the Initial Debt Securities and the Additional Debt Securities have been or will be obtained;

    (iv) the validity and enforceability of the Agreements and other documents in respect of the Initial Debt Securities and the Additional Debt Securities under their governing laws (other than the laws of Luxembourg);

    (v) that the Initial Debt Securities and the Additional Debt Securities will not be the subject of a public offering in Luxembourg, unless the relevant requirements of Luxembourg law concerning public offerings of securities have been fulfilled; and

    (vi) that there are no provisions of the laws of any jurisdiction outside Luxembourg which would have any negative impact on the opinions we express in this legal opinion.

    Subject to the assumptions made above and the qualifications set forth below, we are of the opinion as at the date hereof that:

    (1) The Issuer is a limited liability company validly organized and existing under the laws of Luxembourg and has all requisite corporate power and authority to issue the Additional Debt Securities.

    (2) All necessary action required to be taken by the Issuer pursuant to the laws of Luxembourg has been taken by or on behalf of the Issuer and all the necessary authorizations and approvals of government authorities in Luxembourg have been duly obtained for the issue by the Issuer of the Additional Debt Securities.

    (3) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency in Luxembourg is necessary or required to be

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made or obtained by Tyco or the Issuer in connection with the issue by the
Issuer of the Additional Debt Securities.

    (4) There are no taxes, duties, or other charges payable to or chargeable by the Government of Luxembourg, or any authority or agency thereof, in respect of the issue by the Issuer of the Additional Debt Securities.

    The above opinions are subject to the following qualifications:

        a) Although this is rarely done in practice, if any or all Agreements, the Registration Statement or the Additional Registration Statement were produced in Luxembourg proceedings or in front of a Luxembourg official authority, the court could order the registration thereof, in which case an ad valorem tax would be payable at the rate of 0.24 per cent., unless production was made in an enforceability claim under the provisions of the European Convention on Jurisdiction and Enforcement of Judgments in Civil and Commercial Matters signed at Brussels on 27th September, 1968, as amended.

        b) This opinion is limited to matters of Luxembourg law only and we express no opinion other than with respect to Luxembourg law under the assumptions and reservations made hereunder.

        c) This opinion is as of this date and we undertake no obligation to update it or advise of changes hereafter occurring. We express no opinion as to any matters other than those expressly set forth herein, and no opinion is, or may be, implied or inferred herefrom.

    It should be noted that there are always irreconcilable differences between languages making it impossible to guarantee a totally accurate translation or interpretation. In particular, there are always some legal concepts which exist in one jurisdiction and not in another, and in those cases it is bound to be difficult to provide a completely satisfactory translation or interpretation because the vocabulary is missing from the language.

    This opinion shall be construed in accordance with Luxembourg law and Luxembourg legal concepts are expressed in English terms and not in their original French terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

    This opinion may, therefore, only be relied upon under the express condition that any issues of interpretation arising thereunder will be governed by Luxembourg law and be brought before a Luxembourg court. Nothing in this opinion should be taken as expressing an opinion in respect of any representations or warranties, or other information, contained in the Prospectus incorporated by reference into the Additional Registration Statement and the Registration Statement or any other document examined in connection with the opinion except as expressly confirmed herein.

    We hereby consent to the inclusion of the opinion as an exhibit to the Additional Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Prospectus incorporated by reference into the Additional Registration Statement.

                                          Yours faithfully,

                                          BEGHIN & FEIDER
                                          in association with
                                          ALLEN & OVERY

                                          /s/ MARC FEIDER
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                                          Marc Feider

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